Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 3rd quarter earnings

NEW ALBANY, Ind. (October 26, 2005) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the third quarter ended September 30, 2005. The following tables summarize the Company's second quarter results (in thousands, except per share data):

                                             Quarter Ended,                   Quarter Ended
                                             September 30,       Percent    June 30,    Percent
                                          2005         2004      Change       2005      Change
                                          ----         ----      ------       ----      ------
Net income ......................      $    1,201   $      657    82.8%    $      924    30.0%
Net income per share, basic .....      $     0.46   $     0.25    84.0     $     0.35    31.4
Net income per share, diluted ...      $     0.45   $     0.25    80.0     $     0.35    28.6

                                         Nine Months Ended,
                                            September 30,         Percent
                                         2005         2004        Change
                                         ----         ----        ------
Net income ......................      $   2,907    $   1,869      55.5%
Net income per share, basic .....      $    1.11    $    0.71      56.3
Net income per share, diluted ...      $    1.09    $    0.70      55.7

                                             September 30,        Percent  December 31,  Percent
                                          2005         2004       Change       2004      Change
                                          ----         ----       ------       ----      ------
Total assets ....................      $ 647,588    $ 566,552       14.3%   $ 590,066      9.7%
Loans, net ......................        497,966      421,914       18.0      450,676     10.5
Total deposits ..................        447,663      388,770       15.1      411,306      8.8
Non-interest bearing deposits ...         47,996       40,977       17.1       43,837      9.5

Net income for the three and nine months ended September 30, 2005 improved 82.8% and 55.5%, respectively, from the same periods in 2004 primarily because of an improving net interest margin and a $656,000 non-taxable gain on life insurance benefit, which resulted in a lower tax rate for the 2005 periods. Net income for the nine months ended September 30, 2005 was also impacted by a $228,000 gain during the second quarter of 2005, net of related tax impacts, on the disposition of an equity stock position it held in a company that provides data processing services to the banking industry. The equity stock had been purchased as a condition of a contractual relationship in which the data processing company provided data processing services to a subsidiary of the Company. This disposition resulted from the acquisition of the data processing provider by a third party organization.

Total assets grew 14.3% from September 30, 2004 to $647.6 million at September 30, 2005, primarily as a result of an increase in net loans of $76.1 million, or 18.0%. The increase in net loans was funded mostly by an increase in total deposits of $58.9 million, or 15.1%. The Company continues to concentrate on non-interest bearing deposits, which grew 17.1% over the past year to $48.0 million. Non-interest bearing deposits were

$20.1 million at December 31, 2001. The Company attributes this growth to its focus on customer service and a broader product line.

"You can reduce our strategic vision to one basic idea: to provide the best possible customer service to the people and businesses within our market areas. We believe that our balance sheet growth proves that we are well down the road to success. Total loans and deposits both grew organically over 15% from last September. We are now seeing our balance sheet growth translating into increases in net interest income, which was up 19% from the third quarter of last year. In addition to our growth in loans and deposits, we have also seen our net interest margin improve over the last year," stated James D. Rickard, President and Chief Executive Officer. The Company's net interest margin increased to 2.99% for the quarter ended September 30, 2005 from 2.86% for the same period in 2004.

"Our board and management team will continue to refine our customer-focused philosophy in order to make our strategic vision a reality, driving increases in profitability and shareholder value in the process. I am proud of our organization and what we have achieved to date and look forward to great things in the future. We want to be the best community bank possible and have the people that can get us there."

Asset Quality

                                                      September 30,  December 31,   September 30,
                                                         2005           2004           2004
                                                         ----           ----           ----
Non-performing loans to total loans .............          1.11%          0.35%          0.50%
Non-performing assets to total loans ............          1.13           0.37           0.64
Net loan charge-offs to average loans (1) .......          0.07           0.15           0.12
Allowance for loan losses to total loans ........          1.18           0.99           1.09
Allowance for loan losses to non-performing loans           106            285            219
Classified loans ................................      $ 15,577       $ 12,480       $ 18,620
Impaired loans ..................................      $  4,733       $    780       $    924

(1) Net loan charge-offs to average loans for the nine months ended September 30, 2005 and September 30, 2004 are presented on an annualized basis.

Provision for loan losses was $515,000 more than the same quarter last year, primarily as a result of an increase in impaired loans from September 30, 2004.

Non-Interest Income
                                                                                                Nine
                                                         Quarter Ended                       Months Ended
                                                         September 30,       Percent         September 30,      Percent
(Dollars in thousands)                                  2005       2004      Change        2005       2004      Change
                                                        ----       ----      ------        ----       ----      ------
Service charges on deposit accounts ...............   $    688   $    556       23.7%    $  1,873   $  1,456       28.6%
Commission income .................................         21         11       90.9           58         49       18.4
Gain on sale of mortgage loans ....................        164         75      118.7          371        254       46.1
Loan servicing income, net of amortization ........          7         17      (58.8)          27         29       (6.9)
Increase in cash surrender value of life insurance         138        121       14.0          392        371        5.7
Other .............................................         39         46      (15.2)         137        142       (3.5)
                                                      --------   --------                --------   --------
   Subtotal .......................................      1,057        826       28.0        2,858      2,301       24.2
Gain on sales of available for sale securities ....         --         --         --           23        138        *
Gain on recognition of life insurance benefit .....        656         --        *            656         --        *
Gain on disposition of equity stock ...............         16         --        *            345         --        *
                                                      --------   --------                --------   --------
   Total ..........................................   $  1,729   $    826      109.3%    $  3,882   $  2,439       59.2%
                                                      ========   ========                ========   ========

* Not meaningful.

Deposit service charges increased 23.7% for the three months ended September 30, 2005 primarily because of the growth in the number of non-interest checking accounts over the last year. Gain on sale of mortgage loans increased 118.7% from the third quarter of 2004 primarily because the Company has increased its focus on this area of its business, hiring an experienced mortgage executive with the stated objective of increasing the Company's market share in its market areas.

Non-Interest Expense

                                                                                          Nine
                                        Quarter Ended                                Months Ended
                                         September 30,            Percent            September 30,         Percent
(Dollars in thousands)                2005          2004          Change          2005          2004       Change
                                      ----          ----          ------          ----          ----       ------
Salaries and employee benefits      $  2,318      $  1,929          20.2%       $  6,602      $  5,549      19.0%
Occupancy ....................           276           285          (3.2)            890           831       7.1
Equipment ....................           310           305           1.6             881           921      (4.3)
Data Processing ..............           491           373          31.6           1,356           937      44.7
Marketing and advertising ....            98           113         (13.3)            377           300      25.7
Other ........................           649           544          19.3           1,782         1,515      17.6
                                    --------      --------                      --------      --------
    Total ....................      $  4,142      $  3,549          16.7%       $ 11,888      $ 10,053      18.3%
                                    ========      ========                      ========      ========

Salaries and employee benefits increased because of the addition of commercial sales staff in Jefferson County, Kentucky, incremental loan operations personnel to support the Company's loan growth over the last year, and an increase in mortgage sales and operations personnel as the Company is currently re-engineering its mortgage loan operations to improve its competitive position within the metropolitan Louisville market.

Data processing expense increased primarily because of costs associated with incremental core data processing services.

Community Bank Shares of Indiana, Inc. is the parent company of Community Bank of Southern Indiana in New Albany, Indiana, a full-service banking subsidiary. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2004 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                               September 30,      December 31,
                                                                    2005               2004
                                                               -------------      -------------
                                                                        (In thousands)
ASSETS
Cash and due from banks                                        $      14,627      $      10,473
Interest bearing deposits in other financial institutions              1,612              1,859
Securities available for sale, at fair value                          93,139             90,152
Loans held for sale                                                    1,279              1,348
Loans, net                                                           497,966            450,676
Premises and equipment, net                                           11,070             11,548
Other assets                                                          27,895             24,010
                                                               --------------------------------
     Total Assets                                              $     647,588      $     590,066
                                                               ================================

LIABILITIES
Deposits
     Non-interest bearing                                      $      47,996      $      43,837
     Interest bearing                                                399,667            367,469
                                                               --------------------------------
         Total deposits                                              447,663            411,306
Short-term borrowings                                                 46,772             43,629
Federal Home Loan Bank advances                                       98,000             82,000
Subordinated debentures                                                7,000              7,000
Other liabilities                                                      4,837              3,350
                                                               --------------------------------
     Total Liabilities                                               604,272            547,285
                                                               --------------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                                  43,316             42,781
                                                               --------------------------------
     Total Liabilities and Stockholders' Equity                $     647,588      $     590,066
                                                               ================================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                                Three Months Ended           Nine Months Ended
                                                   September 30,               September 30,
                                              ----------------------      ----------------------
                                                 2005         2004          2005          2004
                                              --------      --------      --------      --------
                                              (In thousands, except        (In thousands, except
                                                 per share data)              per share data)
                                              --------------------------------------------------
Interest income                               $  9,070      $  7,027      $ 25,536      $ 20,241
Interest expense                                 4,554         3,237        12,306         9,364
                                              --------------------------------------------------
Net interest income                              4,516         3,790        13,230        10,877
Provision for loan losses                          775           260         1,650           980
Non-interest income                              1,729           826         3,882         2,439
Non-interest expense                             4,142         3,549        11,888        10,053
                                              --------------------------------------------------
Income before income taxes                       1,328           807         3,574         2,283
Income tax expense                                 127           150           667           414
                                              --------------------------------------------------
Net income                                    $  1,201      $    657      $  2,907      $  1,869
                                              ==================================================
Basic earnings per share                      $   0.46      $   0.25      $   1.11      $   0.71
Diluted earnings per share                    $   0.45      $   0.25      $   1.09      $   0.70
                                              ==================================================